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                                                                    EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Data Dimensions, Inc.
Bellevue, Washington

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 22, 1996 relating to the financial statements of Data Dimensions, Inc. which are contained in that Propectus.

    We also consent to the reference to us under the captions "Selected Financial Data" and "Experts."

                                          BDO SEIDMAN, LLP

Seattle, Washington
February 8, 1996